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                                                                  EXECUTION COPY






                               EQUITABLE SHARE CHARGE


                                      BETWEEN


                                 IFR SYSTEMS, INC.


                                        AND


                         THE FIRST NATIONAL BANK OF CHICAGO















                                  SIDLEY & AUSTIN
                                   Royal Exchange
                                  London EC3V 3LE
                                Ref: JM/HW/DOC2.WPD
                                 Tel: 0171 360 3600
                                 Fax: 0171 626 7937
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THIS DEED OF CHARGE is made the  5th day of February, 1998

BETWEEN:

(1) IFR SYSTEMS, INC., a Delaware corporation of 10200 West York Street, Wichita, Kansas, USA (the "CHARGOR"); and

(2) THE FIRST NATIONAL BANK OF CHICAGO a national banking association with its principal place of business at One First National Plaza, Chicago, Illinois 60670, in its capacity as contractual representative for itself and the other Lenders under the Credit Agreement (as defined below) (the "CHARGEE").

NOW THIS DEED WITNESSETH AS FOLLOWS:

I.   DEFINITIONS AND INTERPRETATION

A. Words and expressions defined in the Credit Agreement (as defined below) shall, in the absence of express indication to the contrary and save where the context or subject matter otherwise requires, have the same meanings when used in this Deed.

A. The following expressions shall bear the following meanings for the purposes of this Deed:-

     "CHARGED PROPERTY" means:-

     (i)   the Securities;

           (ii) all dividends, distributions and other income paid or payable on or derived from the Securities;

           (iii) all shares or other property derived from the Securities (whether by way of bonus, option or otherwise); and

           (iv) all other accretions, rights, benefits and advantages of all kinds accruing, offered or otherwise derived from the Securities (whether by way of conversion, redemption, bonus, preference, option, offer or otherwise);

     "CREDIT AGREEMENT" means the credit agreement dated as of 5 February, 1998 (as amended, supplemented or otherwise modified from time to time) made between the Chargor (the "BORROWER"), the institutions from time to time a party thereto as Lenders (the "LENDERS") and the Chargee as contractual representative for itself and the other Lenders;

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     "ENCUMBRANCE" means any mortgage, charge, assignment, pledge, lien, right of set-off, encumbrance or other security interest (whether fixed or floating) whatsoever;

     "EVENT OF DEFAULT" means a Default (as defined in Article VIII of the Credit Agreement);.

     "INDEBTEDNESS" means the Obligations of the Chargor under the Credit Agreement.

     "SECURITIES" means 65 per cent of the issued share capital of IFR Systems Limited (company number 3491978) represented by share certificate number 2;

A. References to the parties to the Credit Agreement or this Deed include such other persons as may from time to time assume, in accordance with the terms of the Credit Agreement or this Deed, rights and obligations of any such party (or their successors) thereunder or hereunder.

A. References to any statute or statutory provision or order or regulation made hereunder include that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time.

A. References to persons shall include bodies corporate and unincorporate, associations, state entities (or any agency thereof), partnerships and individuals.

A. Headings to clauses are for information only and shall not form part of the operative provisions of this Deed or the Schedules and shall be ignored in construing the same.

A. References to Recitals, Clauses or Schedules are to recitals to, clauses of or schedules to this Deed.

A. References in this Deed to any agreement, deed or document (including, without limitation, references to this Deed) shall be deemed to include references to such agreement, deed or document as varied, amended, modified, supplemented or replaced from time to time.

I.   COVENANT TO PAY

A. The Chargor covenants that it will pay the Indebtedness to the Chargee in accordance with the Credit Agreement.

I.   CHARGING CLAUSE

A. As continuing security for the payment to the Chargee of the Indebtedness, the Chargor with full title guarantee hereby charges in favour of the Chargee all of the

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Chargor's interest in and to the Charged Property with the intent that such charge will take effect as a first equitable charge and shall rank ahead of any other present or future security on the Charged Property.

I.   TRANSFER OF SHARES

A. Forthwith upon execution of this Deed the Chargor shall deliver to the Chargee all stock and share certificates and other documents of title (including a certified true and correct copy of the register of members of IFR Systems Limited) relating to the Securities together with stock transfer forms executed in blank and left undated on the basis that the Chargee (or its nominee) shall be entitled to hold such documents of title and stock transfer forms until the Indebtedness has been irrevocably and unconditionally discharged in full and shall be entitled, at any time if an Event of Default shall have occurred and be continuing, to complete (pursuant to its powers in Clause 12 below) the stock transfer forms on behalf of the Chargee in favour of itself or such other person as it shall select.

I.   DIVIDENDS AND VOTING RIGHTS

A. So long as no Event of Default shall have occurred and be continuing (excluding for this purpose an Event of Default which shall have been waived in writing by the Chargee or remedied to the satisfaction of the Chargee):

1. the Chargor shall be entitled to receive and retain all cash dividends, distributions and other moneys paid on or derived from the Securities;

1. the Chargor shall be entitled to exercise all voting and other rights and powers attaching to the Securities provided that it shall not exercise any such voting rights or powers in a manner prejudicial to the interests of the Chargee under this Deed and in particular, without limiting the foregoing, the Chargor shall not exercise any voting rights or powers if such exercise would result in the Securities representing less than 65 per cent in value of the entire issued share capital of IFR Systems Limited.

A. The rights and powers attaching to the Securities shall, for the purposes of Clause 5.1(b), include, without limitation, all powers given to trustees by Section 10(3) and 10(4) of the Trustee Act 1925 (in respect of securities subject to a trust) and shall be exercisable without any need for any further consent or authority of the Chargor.

A. At any time when the Securities are registered in the name of the Chargee or its nominee the Chargee shall not be under any duty to ensure that any dividends, distributions or other moneys payable in respect of the Securities are duly and promptly paid or received by it or its nominee or to verify that the correct amounts are paid or received or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on, or in respect of, or in substitution for, any of the Securities.

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I.   RELEASE AND DISCHARGE

A. At such time as all the Indebtedness under the Credit Agreement has been unconditionally and irrevocably discharged in full, neither the Chargee nor the Lenders has any further contingent obligations to lend or grant or create any other commitment or liabilities under or in connection with the Credit Agreement or any instruments or documents related or issued pursuant thereto and the Credit Agreement has been terminated or has no further effect, this Deed and the security interest granted hereby shall terminate and the Chargee shall release all the right, title and interest of the Chargee in the Charged Property. Upon any such termination of security interest, the Chargor shall be entitled to the return, upon its request and at its expense, of such of the Charged Property held by the Chargee as shall not have been sold or otherwise applied pursuant to the terms hereof and the Chargee will, at the Chargor's expense, execute and deliver to the Chargor such other documents as the Chargor shall reasonably request to evidence such termination. In connection with any sales of the Charged Property, as permitted under the Credit Agreement, the Chargee will release and terminate the liens and security interest granted under this Deed with respect to such asset.

I.   CONTINUING SECURITY

A. This security is to be a continuing security, notwithstanding any intermediate payment or settlement of account or other matter or thing whatsoever and in particular the intermediate satisfaction by the Borrower of the whole or any part of the Indebtedness and is to be in addition, and without prejudice, to any other security or securities which the Chargee, or the Lenders or any of them may now or hereafter hold for the Indebtedness or any part thereof and this security may be enforced against the Chargor without first having recourse to any other rights of the Chargee.

I.   FURTHER ASSURANCE

A. The Chargor undertakes, from time to time and at all times, whether before or after the security constituted hereunder shall have become enforceable, to execute and do at its own expense all such deeds, assurances, agreements, instruments, acts and things as the Chargee may reasonably require for perfecting and protecting the security hereby constituted or facilitating the realisation thereof or otherwise for enforcing the same or exercising any of the Chargee's rights hereunder and in particular, but without limitation, the Chargor shall execute all transfers, conveyances, assignments and assurances whatsoever and give all notices, orders, instructions and directions whatsoever which the Chargee may deem reasonably necessary or advisable in the exercise of its rights hereunder.

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I.   NEGATIVE PLEDGE

A. During the continuance of this security the Chargor shall not (except as provided in the Credit Agreement):

1. create or permit to subsist any Encumbrance on or over all or any part of the Charged Property or the right to receive or be paid the same or agree to do so; or

1. sell, transfer or otherwise dispose of the whole or any part of the Charged Property or the right to receive or to be paid the same or agree to do so; or

1.   dispose of the equity of redemption in respect of any of the Charged
Property.

I.   REPRESENTATIONS

A. The Chargor represents and warrants to the Chargee on the date hereof as follows:

1. that it is the sole, direct, unfettered, legal and beneficial owner of the Securities; and

1. that the Securities have been duly authorised and are fully paid up, free from any Encumbrance (other than this charge) and not subject to any option and represent 65 per cent. in nominal value of the entire issued share capital of IFR Systems Limited.

I.   UNDERTAKING

A. The Chargor hereby undertakes that, forthwith upon the issue by IFR Systems Limited of any additional shares in favour of the Chargor, the Chargor will execute and deliver in favour of the Chargee (as agent for itself and the Lenders) a pledge supplemental to this Deed in respect of such shares, in a form reasonably acceptable to the Chargee, to the intent that at all times 65 per cent. in nominal value of the entire issued share capital of IFR Systems Limited shall constitute the Securities then securing the Indebtedness.

I.   ATTORNEY

A. The Chargor hereby irrevocably and by way of security appoints the Chargee and any person nominated for the purpose by the Chargee in writing under hand by an officer of the Chargee severally as its Attorney and in its name and on its behalf and as its act and deed to execute as a deed and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, transfer, act or thing which may be required or deemed proper in the exercise of any rights or powers hereunder or otherwise for any of the purposes of this Deed and the Chargor hereby covenants with the Chargee to ratify and confirm all acts or things made, done or executed by such attorney as aforesaid.

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I.   ENFORCEMENT OF SECURITY

A. The restriction on the consolidation of mortgages imposed by Section 93 of the Law of Property Act 1925 shall not apply to this Deed.

A. Section 103 of the Law of Property Act 1925 shall not apply to the charges created by this Deed which shall immediately become enforceable and the power of sale and other powers conferred by Section 101 of such Act (as varied or extended by this Deed) shall be immediately exercisable at any time after notice demanding payment of any sum in respect of the Indebtedness shall have been given by the Chargee to the Chargor following the occurrence and during the continuance of an Event of Default.

A. The powers conferred on mortgagees or receivers by the Law of Property Act 1925 and the Insolvency Act 1986 shall apply to the security constructed by this Deed except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Deed, those contained in this Deed shall prevail.

I.   PROTECTION OF THIRD PARTIES

A. No purchaser from, or other person dealing with, the Chargee shall be concerned to enquire whether any of the powers which it has exercised or purported to exercise has arisen or become exercisable, or whether any of the Indebtedness remains outstanding, or whether any event has happened to authorise the Chargee to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

A. The receipt of the Chargee shall be an absolute and conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Chargee.

A. In Clauses 14.1 and 14.2, "purchaser" includes any person acquiring, for money or money's worth, any Encumbrance over, or any other interest or right whatsoever in relation to, any of the Charged Property.

I.   PROTECTION OF CHARGEE

A. The Chargee shall not be liable in respect of any loss or damage which arises out of the exercise, or the attempted or purported exercise of, or the failure to exercise any of its powers, unless such loss or damage is caused by its gross negligence or wilful default or misconduct.

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I.   OTHER SECURITY, CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

A. This security is in addition to, and shall neither be merged in, nor in any way exclude or prejudice, or be affected by any other security interest, right of recourse or other right whatsoever (or the invalidity thereof) which the Chargee may now or at any time hereafter hold or have (or would apart from this security hold or have) as regards the Chargor or any other person in respect of the Indebtedness.

A. The powers which this Deed confers on the Chargee are cumulative, without prejudice to its powers under the general law, and may be exercised as often as the Chargee thinks appropriate; the Chargee may, in connection with the exercise of its powers, join or concur with any person in any transaction, scheme or arrangement whatsoever; and the Chargor acknowledges that the respective powers of the Chargee shall in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

A. If any amount paid by the Borrowers or any of them in respect of the Indebtedness is avoided or set aside on the liquidation or administration of the Chargor or otherwise, then for the purposes of this Deed such amount shall not be considered to have been paid.

I.   SUSPENSE ACCOUNT

A. All moneys received, recovered or realised by the Chargee under this Deed (including the proceeds of any conversion of currency) may in the discretion of the Chargee be credited to an interest-bearing suspense or impersonal account and may be held in such account for so long as the Chargee may think fit pending their application from time to time (as the Chargee shall be entitled to do in its discretion) in or towards the discharge of the Indebtedness or any part thereof and save as provided herein no party shall be entitled to withdraw any amount at any time standing to the credit of any suspense or impersonal account referred to above.

I.   CURRENCY LAWS

A. All moneys received or held by the Chargee under this Deed may be converted into such other currency in which the obligations and liabilities comprised in the Indebtedness were denominated at the rate of exchange then prevailing for purchasing that other currency with the existing currency in accordance with the Chargee's customary practice for the exchange of currencies.

A. No payment to the Chargee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Chargee shall have received payment in full in the currency in which the obligation or liability was incurred (the "ORIGINAL CURRENCY"). In the event of any payment made in a currency other than the Original Currency ("OTHER CURRENCY"), such obligation or liability shall be discharged only to the extent

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that on the Business Day following receipt by the Chargee of such payment in such Other Currency the Chargee may in accordance with normal banking procedures purchase the Original Currency with such Other Currency: if the amount of the Original Currency so purchased is less than the sum originally due to the Chargee in the Original Currency, the Chargee shall have a further separate course of action against the Chargor and shall be entitled to enforce the security constituted by this Deed to recover the amount of the shortfall.

I.   CERTIFICATES

A. For all purposes, including any legal proceedings, a certificate signed by one of the Chargee's officers as to the amount of the Indebtedness (or any part thereof) shall, in the absence of manifest error, be prima facie evidence thereof against the Chargor.

I.   WAIVER

A. No delay or omission of the Chargee in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Chargee herein provided are cumulative and not exclusive of any rights or remedies provided by law.

A. A waiver given or consent granted by the Chargee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

I.   INVALIDITY

A. If at any time any one or more of the provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

I.   DELEGATION

A. The Chargee may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Deed to any person or persons which it shall think fit.

I.   REDEMPTION OF PRIOR CHARGES

A. The Chargee may at any time following an Event of Default redeem any and all prior Encumbrances on or relating to the Charged Property or any part thereof or procure the transfer of such Encumbrances to itself and may settle and pass the accounts of the person or persons entitled to the prior Encumbrances. Any account so settled and passed shall be conclusive and binding on the Chargor.

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I.   ASSIGNMENT

A. The Chargee may assign all or any of its rights under this Deed to any substitute contractual representative or any other person acting on behalf of any of the Lenders.

I.   NOTICES

A.   Save as specifically otherwise provided in this Deed, the provisions of
Section 14.1 of the Credit Agreement shall apply to any notice, demand or other communication to be served under this Deed. For the purposes hereof, the address and facsimile number of each party hereto shall be as shown immediately after its name on the signature page of this Deed or at such other address or number as it may from time to time notify in writing to the other party.

I.   DEED

A.   The parties hereto intend this agreement to take effect as a deed.

I.   GOVERNING LAW

A. The Deed shall be governed by and construed in accordance with English law.

A. The Chargor for the benefit of the Chargee irrevocably agrees that the High Court of Justice in London is to hear and determine any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings arising out of or in connection with this Deed ("PROCEEDINGS") may be brought in such Court and the Chargor irrevocably submits to such jurisdiction for the purpose of any such Proceedings, but without prejudice to the right of the Chargee to bring Proceedings in any other appropriate jurisdiction or the right to take Proceedings in more than one jurisdiction (whether concurrently or not).

A. Each of the Chargor and the Chargee irrevocably agrees that any writ, notice or other document issued in connection with or for the purpose of any Proceedings in the English Courts shall be duly served upon it if delivered or sent by registered post to the following person, namely:

     In respect of the Chargor:

                     Name:          Any partner of Boodle Hatfield

                     Position:

                     Address:       61 Brook Street, London W1Y 2BL

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     In respect of the Chargee:

                     Name:          David Lindop

                     Position:      Senior Vice President and Senior Credit
                     Officer

                     Address:       First Chicago/ NBD London Branch, 1 Triton
                     Square, London

A. The Chargor irrevocably agrees that a judgment in any Proceedings brought in the English Courts shall be conclusive and binding (subject to any appeal it may bring) upon it and may be enforced in the courts of any other jurisdiction. The Chargor irrevocably waives any objection it may now or hereafter have to the laying of venue of any Proceedings brought in the English Courts and any claim it may now or hereafter have that any such Proceedings have been brought in an inconvenient forum.

A. The Chargor consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any of its property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

I.   COUNTERPARTS

     This Deed may be executed in any number of copies which taken together shall constitute a single deed.


IN WITNESS whereof this Deed has been duly executed and delivered the day and year first above written.

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EXECUTED as a DEED by                    )
IFR SYSTEMS, INC.                        )
                                         )




 .......................................
           .............................................
director                                                      director/secretary

NOTICE DETAILS: are as provided for in the Credit Agreement

EXECUTED as a DEED by                    )
THE FIRST NATIONAL BANK OF CHICAGO       )
acting by its duly authorised officer(s) )



 .......................................
           .............................................
officer                                                       officer


NOTICE DETAILS: as set out in the Credit Agreement

AND COPIES TO:

Address:       Sidley & Austin
               One First National Plaza
               Chicago
               Illinois   60603
               U.S.A.

Facsimile:     (312) 853 7036

Attention of:  James Clark

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                                   CONTENTS

Clause No.     Page No.
------------------------

       1.   DEFINITIONS AND INTERPRETATION     1

       2.   COVENANT TO PAY     2

       3.   CHARGING CLAUSE     2

       4.   TRANSFER OF SHARES  3

       5.   DIVIDENDS AND VOTING RIGHTS   3

       6.   RELEASE AND DISCHARGE    4

       7.   CONTINUING SECURITY 4

       8.   FURTHER ASSURANCE   4

       9.   NEGATIVE PLEDGE     5

       10.  REPRESENTATIONS     5

       11.  UNDERTAKING    5

       12.  ATTORNEY  5

       13.  ENFORCEMENT OF SECURITY  6

       14.  PROTECTION OF THIRD PARTIES   6

       15.  PROTECTION OF CHARGEE    6

       16.  OTHER SECURITY, CUMULATIVE POWERS AND

       AVOIDANCE OF PAYMENTS         7

       17.  SUSPENSE ACCOUNT    7

       18.  CURRENCY LAWS  7

       19.  CERTIFICATES   8

       20.  WAIVER    8

       21.  INVALIDITY     8

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       22.  DELEGATION     8

       23.  REDEMPTION OF PRIOR CHARGES   8

       24.  ASSIGNMENT     9

       25   NOTICES   9

       26.  DEED 9

       27.  GOVERNING LAW  9

       28.  COUNTERPARTS   10